Exhibit 99.1

Fabrinet Announces Second Quarter Fiscal Year 2019 Financial Results

BANGKOK, Thailand – February 4, 2019 – Fabrinet (NYSE: FN), a leading provider of advanced optical packaging and precision optical, electro-mechanical and electronic manufacturing services to original equipment manufacturers of complex products, today announced its financial results for its second quarter ended December 28, 2018.

Seamus Grady, Chief Executive Officer of Fabrinet, said, “We are pleased to have delivered record results in the fiscal second quarter, exceeding our prior guidance with particular strength from products to the telecom market. We are optimistic that Q3 will represent a record third quarter for us in terms of both revenue and profitability, and that our strong market position will enable us to extend our track record of success over the longer-term.”

Second Quarter Fiscal Year 2019 Financial Highlights

As of the first quarter of fiscal 2019, Fabrinet is reporting results under the new revenue recognition standard Accounting Standards Codification Topic 606 (“ASC 606”), using the modified retrospective method. Financial results for reporting periods prior to fiscal year 2019 are presented as previously disclosed in conformity with the old revenue recognition standard Accounting Standards Codification Topic 605 (“ASC 605”). A reconciliation to ASC 605 is included at the end of this press release.

GAAP Results

•	Revenue for the second quarter of fiscal year 2019 was $403.1 million, compared to revenue of $337.1 million for the comparable period in fiscal year 2018.

•

GAAP net income for the second quarter of fiscal year 2019 was $31.5 million, compared to GAAP net income of $19.3 million for the second quarter of fiscal year 2018. GAAP net income for the second quarter of fiscal year 2019 included a foreign exchange loss of $0.4 million, or $(0.01) per diluted share, compared to a foreign exchange loss of $1.3 million, or $(0.04) per diluted share, for the second quarter of fiscal year 2018.

•	GAAP net income per diluted share for the second quarter of fiscal year 2019 was $0.84, compared to GAAP net income per diluted share of $0.51 for the second quarter of fiscal year 2018.

Non-GAAP Results

•

Non-GAAP net income for the second quarter of fiscal year 2019 was $36.5 million, compared to non-GAAP net income of $27.3 million for the second quarter of fiscal year 2018. Non-GAAP net income for the second quarter of fiscal year 2019 included a foreign exchange loss of $0.4 million, or $(0.01) per diluted share, compared to a foreign exchange loss of $1.3 million, or $(0.04) per diluted share, for the second quarter of fiscal year 2018.

•	Non-GAAP net income per diluted share for the second quarter of fiscal year 2019 was $0.97, compared to non-GAAP net income per diluted share of $0.72 for the same period in fiscal year 2018.

Share Repurchase Program Update

There was no share repurchase activity during the three months ended December 28, 2018. As of December 28, 2018, Fabrinet had a remaining authorization to purchase up to an additional $17.6 million worth of its ordinary shares.

Business Outlook

The guidance provided below for the third quarter of fiscal 2019 is based on ASC 605; however, we will report revenues for such quarter based on ASC 606. As of the first quarter of fiscal 2019, Fabrinet is reporting results under ASC 606, which it is adopting for fiscal year 2019 on a modified retrospective method. A reconciliation to ASC 605 is included at the end of this press release.

Based on information available as of February 4, 2019, Fabrinet is issuing guidance for its third fiscal quarter of 2019 ending March 29, 2019, as follows:

•	Fabrinet expects third quarter revenue to be in the range of $384 million to $392 million.

•	GAAP net income per diluted share is expected to be in the range of $0.71 to $0.75, based on approximately 37.6 million fully diluted shares outstanding.

•	Non-GAAP net income per diluted share is expected to be in the range of $0.86 to $0.90, based on approximately 37.6 million fully diluted shares outstanding.

Conference Call Information

What:	Fabrinet Second Quarter Fiscal-Year 2019 Financial Results Call
When:	Monday, February 4, 2019
Time:	5:00 p.m. ET
Live Call:	(888) 357-3694, domestic (253) 237-1137, international Passcode: 2047796
Replay:	(855) 859-2056, domestic (404) 537-3406, international Passcode: 2047796
Webcast:	http://investor.fabrinet.com/ (live and replay)

This press release and any other information related to the call will also be posted on Fabrinet’s website at http://investor.fabrinet.com. A recorded version of this webcast will be available approximately two hours after the call and will be archived on Fabrinet’s website for a period of one year.

About Fabrinet

Fabrinet is a leading provider of advanced optical packaging and precision optical, electro-mechanical, and electronic manufacturing services to original equipment manufacturers of complex products, such as optical communication components, modules and subsystems, automotive components, medical devices, industrial lasers and sensors. Fabrinet offers a broad range of advanced optical and electro-mechanical capabilities across the entire manufacturing process, including process design and engineering, supply chain management, manufacturing, advanced packaging, integration, final assembly and test. Fabrinet focuses on production of high complexity products in any mix and any volume. Fabrinet maintains engineering and manufacturing resources and facilities in Thailand, the United States of America, the People’s Republic of China and the United Kingdom. For more information visit: www.fabrinet.com.

Forward-Looking Statements

“Safe Harbor” Statement Under U.S. Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include: (1) statements regarding our optimism that Q3 will represent a record third quarter for both revenue and profitability; (2) statements regarding our optimism that our strong market position will enable us to deliver further financial success over the longer-term; and (3) all of the statements under the “Business Outlook” section regarding our expected revenue, GAAP and non-GAAP net income per share, and fully diluted shares outstanding for the third quarter of fiscal year 2019. These forward-looking statements involve risks and uncertainties, and actual results could vary materially from these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: less customer demand for our products and services than forecasted; less growth in the optical communications, industrial lasers and sensors markets than we forecast; difficulties expanding into additional markets, such as the semiconductor processing, biotechnology, metrology and materials processing markets; increased competition in the optical manufacturing services markets; difficulties in delivering products and services that compete effectively from a price and performance perspective; our reliance on a small number of customers and suppliers; difficulties in managing our operating costs; difficulties in managing and operating our business across multiple countries (including Thailand, the People’s Republic of China, the U.S. and the U.K.); and other important factors as described in reports and documents we file from time to time with the Securities and Exchange Commission (SEC), including the factors described under the section captioned “Risk Factors” in our Quarterly Report on Form 10-Q, filed on November 6, 2018. We disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

Use of Non-GAAP Financials

We refer to the non-GAAP financial measures cited above in making operating decisions because they provide meaningful supplemental information regarding our ongoing operational performance. Non-GAAP net income excludes: share-based compensation expenses; depreciation of fair value uplift; severance payments; expenses related to our CFO search; debt administration expense; amortization of intangibles; business combination expenses; loss (gain) on foreign currency contracts; amortization of debt issuance costs; restructuring charges; and ASC 606 adjustments. We have excluded these items in order to enhance investors’ understanding of our underlying operations. The use of these non-GAAP financial measures has material limitations because they should not be used to evaluate our company without reference to their corresponding GAAP financial measures. As such, we compensate for these material limitations by using these non-GAAP financial measures in conjunction with GAAP financial measures.

These non-GAAP financial measures are used to: (1) measure company performance against historical results, (2) facilitate comparisons to our competitors’ operating results, and (3) allow greater transparency with respect to information used by management in making financial and operational decisions. In addition, these non-GAAP financial measures are used to measure company performance for the purposes of determining employee incentive plan compensation.

SOURCE: Fabrinet

Investor Contact:

Garo Toomajanian

ir@fabrinet.com

FABRINET

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands of U.S. dollars, except share data)	December 28, 2018	June 29, 2018
Assets
Current assets
Cash and cash equivalents	$230,996	$158,102
Restricted cash in connection with business acquisition	—	3,331
Short-term investments	151,508	174,269
Trade accounts receivable, net	261,519	246,912
Contract assets	13,336	—
Inventory, net	277,893	257,687
Prepaid expenses	9,809	8,061
Other current assets	5,044	5,948

Total current assets	950,105	854,310

Non-current assets
Property, plant and equipment, net	212,314	219,640
Intangibles, net	4,283	4,880
Goodwill	3,698	3,828
Deferred tax assets	5,454	5,280
Other non-current assets	72	80

Total non-current assets	225,821	233,708

Total Assets	$1,175,926	$1,088,018

Liabilities and Shareholders’ Equity
Current liabilities
Bank borrowings	$3,250	$3,250
Trade accounts payable	248,253	220,159
Capital lease liability, current portion	409	451
Income tax payable	2,568	709
Deferred liability in connection with business acquisition	—	3,331
Accrued payroll, bonus and related expenses	16,327	13,476
Accrued expenses	9,106	9,013
Other payables	17,637	19,728

Total current liabilities	297,550	270,117

Non-current liabilities
Long-term loan from bank	60,125	60,938
Deferred tax liability	2,939	2,284
Capital lease liability, non-current portion	302	516
Severance liabilities	11,173	10,162
Other non-current liabilities	2,304	3,062

Total non-current liabilities	76,843	76,962

Total Liabilities	374,393	347,079

Commitments and contingencies (Note 15)
Shareholders’ equity
Preferred shares (5,000,000 shares authorized, $0.01 par value; no shares issued and outstanding as of December 28, 2018 and June 29, 2018)	—	—
Ordinary shares (500,000,000 shares authorized, $0.01 par value; 38,138,159 shares and 37,723,733 shares issued; and 36,849,056 shares and 36,434,630 shares outstanding as of December 28, 2018 and June 29, 2018, respectively)	381	377
Additional paid-in capital	151,639	151,797
Less: Treasury shares (1,289,103 shares and 1,289,103 shares as of December 28, 2018 and June 29, 2018, respectively)	(42,401)	(42,401)
Accumulated other comprehensive loss	(1,077)	(1,257)
Retained earnings	692,991	632,423

Total Shareholders’ Equity	801,533	740,939

Total Liabilities and Shareholders’ Equity	$1,175,926	$1,088,018

FABRINET

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (unaudited)

	Three Months Ended		Six Months Ended
(in thousands of U.S. dollars, except per share amounts)	December 28, 2018	December 29, 2017	December 28, 2018	December 29, 2017
Revenues	$403,080	$337,072	$780,257	$694,385
Cost of revenues	(357,516)	(299,906)	(694,417)	(616,887)

Gross profit	45,564	37,166	85,840	77,498
Selling, general and administrative expenses	(12,727)	(13,157)	(27,164)	(28,835)
Expenses related to reduction in workforce	(319)	(1,776)	(404)	(1,776)

Operating income	32,518	22,233	58,272	46,887
Interest income	1,182	596	2,626	1,405
Interest expense	(1,616)	(826)	(2,250)	(1,679)
Foreign exchange (loss) gain, net	(421)	(1,348)	2,647	(3,282)
Other income	562	250	639	347

Income before income taxes	32,225	20,905	61,934	43,678
Income tax expense	(712)	(1,592)	(2,571)	(3,332)

Net income	31,513	19,313	59,363	40,346

Other comprehensive income (loss), net of tax:
Change in net unrealized gain (loss) on available-for-sale securities	598	(462)	886	(432)
Change in net unrealized loss on derivative instruments	—	—	(1)	(1)
Change in foreign currency translation adjustment	(505)	44	(705)	569

Total other comprehensive income (loss), net of tax	93	(418)	180	136

Net comprehensive income	$31,606	$18,895	$59,543	$40,482

Earnings per share
Basic	$0.86	$0.52	$1.62	$1.08
Diluted	$0.84	$0.51	$1.59	$1.06

Weighted-average number of ordinary shares outstanding (thousands of shares)
Basic	36,841	37,477	36,733	37,462
Diluted	37,471	38,156	37,305	38,160

FABRINET

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Six Months Ended
(in thousands of U.S. dollars)	December 28, 2018	December 29, 2017
Cash flows from operating activities
Net income for the period	$59,363	$40,346
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Depreciation and amortization	15,000	14,265
Loss on disposal of property, plant and equipment	528	—
Loss on disposal of intangibles	149	—
Loss from sales and maturities of available-for-sale securities	1,060	357
Amortization of investment premium	(533)	(163)
Amortization of deferred debt issuance costs	—	295
Allowance for doubtful accounts	—	5
Unrealized (gain) loss on exchange rate and fair value of derivative instruments	(5,775)	1,740
Share-based compensation	8,949	12,378
Deferred income tax	481	(153)
Other non-cash expenses	580	962
Inventory obsolescence	29	654
Changes in operating assets and liabilities
Trade accounts receivable	(14,381)	5,707
Contract assets	(3,459)	—
Inventory	(28,909)	(1,047)
Other current assets and non-current assets	2,128	(6,801)
Trade accounts payable	29,276	(33,626)
Income tax payable	1,859	(791)
Other current liabilities and non-current liabilities	2,953	2,985

Net cash provided by operating activities	69,298	37,113

Cash flows from investing activities
Purchase of short-term investments	(82,141)	(48,679)
Proceeds from sales of short-term investments	70,472	18,672
Proceeds from maturities of short-term investments	34,788	31,427
Purchase of property, plant and equipment	(9,732)	(21,405)
Purchase of intangibles	(251)	(689)
Proceeds from disposal of property, plant and equipment	5	35

Net cash provided by (used in) investing activities	13,141	(20,639)

Cash flows from financing activities
Proceeds of short-term loans from bank	—	5,000
Repayment of short-term loans from bank	—	(1,003)
Repayment of long-term loans from bank	(813)	(6,800)
Repayment of capital lease liability	(255)	(174)
Repurchase of ordinary shares	—	(9,910)
Proceeds from issuance of ordinary shares under employee share option plans	—	990
Release of restricted cash held in connection with business acquisition	(3,478)	—
Withholding tax related to net share settlement of restricted share units	(9,103)	(3,744)

Net cash used in financing activities	(13,649)	(15,641)

Net increase in cash, cash equivalents and restricted cash	68,790	833

Movement in cash, cash equivalents and restricted cash
Cash, cash equivalents and restricted cash at beginning of period	161,433	137,137
Increase in cash, cash equivalents and restricted cash	68,790	833
Effect of exchange rate on cash, cash equivalents and restricted cash	773	284

Cash, cash equivalents and restricted cash at end of period	$230,996	$138,254

Non-cash investing and financing activities
Construction, software-related and equipment-related payables	$2,888	$5,658

FABRINET

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited) (Continued)

The following table provides a reconciliation of cash, cash equivalents and restricted cash reported within the condensed consolidated balance sheets that sum to the total of the same amounts shown in the condensed consolidated statements of cash flows:

(amount in thousands)	As of December 28, 2018	As of December 29, 2017
Cash and cash equivalents	$230,996	$134,831
Restricted cash in connection with business acquisition (non-current assets)	—	3,423

Cash, cash equivalents and restricted cash	$230,996	$138,254

FABRINET

RECONCILIATION OF ASC 605 TO ASC 606

	Three Months Ended December 28, 2018
(in thousands of U.S. dollars, except per share amounts)	ASC 605	ASC 606	Impact
Revenues	$399,901	$403,080	$(3,179)
Cost of revenues	(353,341)	(356,132)	2,791

Gross profit	46,560	46,948	(388)
Selling, general and administrative expenses	(9,426)	(9,426)	—

Operating income	37,134	37,522	(388)
Interest income	1,182	1,182	—
Interest expense	(1,616)	(1,616)	—
Foreign exchange loss	(421)	(421)	—
Other income	562	562	—

Income before income taxes	36,841	37,229	(388)
Income tax expense	(712)	(712)	—

Net income	36,129	36,517	(388)

Other comprehensive income, net of tax:
Change in net unrealized gain on available-for-sale securities	598	598	—
Change in foreign currency translation adjustment	(505)	(505)	—

Total other comprehensive income, net of tax	93	93	—

Net comprehensive income	$36,222	$36,610	(388)

Earnings per share
Basic	$0.98	$0.99	$(0.01)
Diluted	$0.96	$0.97	$(0.01)

Weighted-average number of ordinary shares outstanding (thousands of shares)
Basic	36,841	36,841	—
Diluted	37,471	37,471	—

FABRINET RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
	Three Months Ended				Six Months Ended
	December 28, 2018 (ASC 606)		December 29, 2017 (ASC 605)		December 28, 2018 (ASC 606)		December 29, 2017 (ASC 605)
(in thousands of U.S. dollars, except per share data)	Net income	Diluted EPS	Net income	Diluted EPS	Net income	Diluted EPS	Net income	Diluted EPS
GAAP measures	31,513	0.84	19,313	0.51	59,363	1.59	40,346	1.06
Items reconciling GAAP net (loss) income & EPS to non-GAAP net income & EPS:
Related to cost of revenues:
Share-based compensation expenses	1,300	0.03	1,812	0.05	3,147	0.08	3,713	0.10
Depreciation of fair value uplift	84	0.00	86	0.00	173	0.00	153	0.00
ASC 606 adoption impact on gross profit	—	—	—	—	(31)	(0.00)	—	—

Total related to gross profit	1,384	0.04	1,898	0.05	3,289	0.09	3,866	0.10

Related to selling, general and administrative expenses:
Share-based compensation expenses	2,669	0.07	3,646	0.10	5,802	0.16	8,665	0.23
Expenses related to CFO/CEO search	382	0.01	204	0.01	572	0.02	204	0.01
Amortization of intangibles	176	0.00	208	0.01	368	0.01	377	0.01
Business combination expenses	58	0.00	11	0.00	240	0.01	117	0.00
Severance payment	16	0.00	—	—	601	0.02	—	—

Total related to selling, general and administrative expenses	3,301	0.09	4,069	0.11	7,583	0.20	9,362	0.25

Related to other incomes and other expenses:
Other expenses in relation to reduction in workforce	319	0.01	1,776	0.05	404	0.01	1,776	0.05
Amortization of debt issuance costs	—	—	267	0.01	—	—	540	0.01

Total related to other incomes and other expenses	319	0.01	2,043	0.05	404	0.01	2,316	0.06

Total related to net income & EPS	5,004	0.13	8,010	0.21	11,276	0.30	15,544	0.41

Non-GAAP measures	36,517	0.97	27,323	0.72	70,639	1.89	55,890	1.47

Shares used in computing diluted net income per share
GAAP diluted shares		37,471		38,156		37,305		38,160
Non-GAAP diluted shares		37,471		38,156		37,305		38,160

FABRINET

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

(amount in thousands)	Three Months Ended		Six Months Ended
	December 28, 2018	December 27, 2017	December 28, 2018	December 29, 2017
Net cash provided by operating activities	$34,705	$40,167	$69,298	$37,113
Less: Purchase of property, plant and equipment	(4,322)	(10,202)	(9,732)	(21,405)

Non-GAAP free cash flow	$30,383	$29,965	$59,566	$15,708

FABRINET

GUIDANCE FOR QUARTER ENDING MARCH 29, 2019

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

Diluted EPS
GAAP net income per diluted share:	$0.71 to $0.75
Related to cost of revenues:
Share-based compensation expenses	0.04

Total related to gross profit	0.04

Related to selling, general and administrative expenses:
Share-based compensation expenses	0.09
Expenses related to our CFO search	0.01

Total related to selling, general and administrative expenses	0.10

Related to other incomes and other expenses:
Other expenses in relation to reduction in workforce	0.01

Total related to other incomes and other expenses	0.01

Total related to net income & EPS	0.15

Non-GAAP net income per diluted share	$0.86 to $0.90